EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
Pursuant To 18 U.S.C. Section 1350

As Adopted Pursuant To Section 906 of The Sarbanes-Oxley Act Of 2002

In connection with the Quarterly Report of Nayna Networks, Inc. (formerly ResCon Technology Corp.), on Form 10-QSB/A-1 for the period ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Naveen S. Bisht, Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: December 22, 2006	By:	/S/ Naveen S. Bisht
Naveen S. Bisht, Principal Executive Officer